TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of June 17, 2025 (the “Effective Date”) by and between:
ALEXANDER & BALDWIN, LLC, SERIES R, a Series of a Delaware limited liability company (“ABLR”), ALEXANDER & BALDWIN, LLC, SERIES T, a Series of a Delaware limited liability company (“ABLT”), A & B PROPERTIES HAWAII, LLC, SERIES T, a Series of a Delaware limited liability company (“ABPHT”), A & B PROPERTIES HAWAII, LLC, SERIES R, a Series of a Delaware limited liability company (“ABPHR”), and ALEXANDER & BALDWIN, INC., a Hawaii corporation (“ABI” and collectively with ABLR, ABLT, ABPHT, and ABPHR, “A&B”);
and
MAHI PONO HOLDINGS, LLC, a Delaware limited liability company (“MPH”), MP EMI, LLC, a Delaware limited liability company, MP CENTRAL A, LLC, a Delaware limited liability company, MP CENTRAL B, LLC, a Delaware limited liability company, MP CPR, LLC, a Delaware limited liability company, MP EAST A, LLC, a Delaware limited liability company, MP EAST B, LLC, a Delaware limited liability company, MP WEST, LLC, a Delaware limited liability company, MP CMF, LLC, a Delaware limited liability company, and MP KULOLIO RANCH, LLC, a Delaware limited liability company (the “MPH Subsidiaries” and, collectively with MPH, “Mahi Pono”). Mahi Pono and A&B are collectively referred to herein as the "Parties").
BACKGROUND
A.    ABLR, ABLT and ABPHR, as Seller, and MPH, as Buyer, are the parties to that certain Purchase and Sale Agreement and Escrow Instructions dated December 17, 2018, as amended by the First Amendment to Purchase and Sale Agreement dated January 31, 2019, and Second Amendment to Purchase and Sale Agreement dated February 15, 2019 (together the “2018 PSA”).
B.    ABLR, ABLT, ABPHT and ABPHR, as Seller, and MPH, as Buyer, are also the parties to that certain Purchase and Sale Agreement and Escrow Instructions dated October 14, 2021, as amended by the First Amendment to Purchase and Sale Agreement and Escrow Instructions dated November 4, 2021, Second Amendment to Purchase and Sale Agreement and Escrow Instructions dated November 19, 2021, and Third Amendment to Purchase and Sale Agreement and Escrow Instructions, (together the “2021 PSA”).
C.    The transactions contemplated by the 2018 PSA and the 2021 PSA have each closed and in connection with those closings certain MPH Subsidiaries acquired certain lands and other assets as described in the 2018 PSA and the 2021 PSA. At or in connection with each of those closings the Parties executed, delivered and entered into various deeds, assignments, agreements and other instruments, as described in the 2018 PSA and the 2021 PSA (“Closing Documents”).
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D.    The 2018 PSA and the 2021 PSA each contain various covenants, commitments and obligations that survived the closings under the 2018 PSA and the 2021 PSA.
E.    The Parties have agreed to resolve and terminate certain of A&B’s and Mahi Pono's surviving obligations under the 2018 PSA and the 2021 PSA all as set forth below.
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, A&B and Mahi Pono agree as follows:
ARTICLE 1

PAYMENTS TO MPH
1.1A&B Payments. A&B shall make the following payments to MPH. All payments shall be by wire transfer in accordance with verified wire instructions provided by MPH and payment amounts are in U.S. Dollars. If the due date for any payment falls on a Saturday, Sunday or federal holiday the payment shall be due on the next following day that is not a Saturday, Sunday or federal holiday. The obligations to make these payments are the joint and several obligations of all of the entities comprising A&B as defined on page 1 of this Agreement.
(a)On the Effective Date A&B shall pay MPH Ten Million Dollars ($10,000,000.00);
(b)On the first anniversary of the Effective Date, A&B shall pay MPH Twelve Million Six Hundred and Fifty Thousand Dollars ($12,650,000.00);
(c)On the second anniversary of the Effective Date, A&B shall pay MPH Twelve Million Six Hundred and Fifty Thousand Dollars ($12,650,000.00);
(d)On the third anniversary of the Effective Date, A&B shall pay MPH Ten Million Dollars ($10,000,000.00); and
(e)On the fourth anniversary of the Effective Date, A&B shall pay MPH Ten Million Dollars ($10,000,000.00).
1.2    Interest. Any payment outlined in 1.1(a) through 1.1(e) that is not paid when due shall bear interest at the rate of eight percent (8%) per year from the date due until paid in full.
1.3    Failure to Make Timely Payment; Acceleration. If A&B fails to make a payment as required under Section 1.1 above within forty-five (45) days of the respective date due, the entire amount due under Sections 1.1(a) through 1.1(e) shall at once become immediately due and payable.
1.4    Guaranty of Payments. A&B’s obligation to pay the payments to MPH outlined in Section 1.1 above will be guaranteed by ABI pursuant to a guaranty (the "Parent Guaranty") in the form attached hereto as Exhibit C. The Parent Guaranty shall require ABI to provide notice to MPH if the Consolidated Total Net Assets as of the last day of any fiscal quarter for which financial statements are available fall below $1,000,000,000. If the Consolidated Total Net Assets as of the last day of any fiscal quarter for which financial statements are available fall

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below $675,000,000, ABI shall immediately provide to MPH a “clean” and irrevocable and unconditional standby letter of credit (the “Letter of Credit”) in the total amount of the payments under Section 1.1 that have at that time not yet been paid. The Letter of Credit shall be drawn on a national bank which is a member of the New York Clearinghouse and which is acceptable to MPH in its reasonable discretion (the banks listed on Schedule 2.8 of the 2018 PSA being deemed acceptable), or such other collateral acceptable to Mahi Pono in its reasonable discretion, such as first mortgages on real property acceptable to Mahi Pono in its reasonable discretion, with a value equal to at least the required amount of the Letter of Credit, which mortgages shall be in form and substance acceptable to MPH in its reasonable discretion. As and when A&B makes payment(s) under Section 1.1 the required amount of the Letter of Credit shall be reduced by the amount of each such payment. Any Letter of Credit shall have an initial term of at least one (1) year and shall secure the Parent Guaranty of A&B’s obligation to pay all of the payments outlined in Section 1.1 in accordance with the terms of this Agreement and the terms of the Parent Guaranty. If ABI shall fail to pay MPH in full any amount due under the Parent Guaranty that is secured by the Letter of Credit, MPH shall be entitled to draw the unpaid amount due on the Letter of Credit, without notice to ABI. Further, if thirty (30) days prior to the expiration of the term of the Letter of Credit ABI has not provided MPH with a replacement Letter of Credit or with alternate security reasonably acceptable to MPH, MPH may draw the full amount of the Letter of Credit and hold such funds as security for ABI’s performance of its obligations under the Parent Guaranty that are secured by the Letter of Credit. If ABI provides mortgages as security for the Parent Guaranty, A&B shall provide an ALTA title insurance policy or policies in favor of MPH insuring MPH’s interest as the first position mortgagee which shall be issued by a title insurance company and which shall otherwise be in form and substance reasonably satisfactory to MPH. A&B shall pay all costs in connection with the delivery and maintenance of such security, including all title insurance premiums and recording costs in connection with such mortgages. ABI’s obligations to provide the Letter of Credit or other collateral shall terminate when A&B’s obligation to pay the payments terminates, whereupon any Letter of Credit or other security for the Parent Guaranty shall be automatically released and returned to ABI. As used in this Section, “Consolidated total Net Assets” means the consolidated total assets of ABI and its subsidiaries net of current liabilities and long-term liabilities, in each case, determined in accordance with GAAP as reported on ABI’s Form 10-Q for Form 10-K, as the case may be, filed with the Securities and Exchange Commission.

ARTICLE 2

EAST MAUI IRRIGATION COMPANY, LLC
2.1Transfer of EMI Ownership. Notwithstanding the provisions of Section 2.6 of the 2018 PSA, on the Effective Date ABLT shall convey to MP EMI, LLC all of ABLT’s remaining fifty percent (50%) membership interest (the “Remaining EMI Interests”) in East Maui Irrigation Company, LLC (“EMI”) by executing and delivering to MP EMI LLC an assignment in the form attached to the 2018 PSA as Exhibit 2.6.2 (“Assignment”). ABLT shall convey the Remaining EMI Interests free and clear of any liens or charges.

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2.2 Waiver of Payment. A&B waives the requirement under Section 2.6 of the 2018 PSA that MPH pay it the $2,721,166.73 “Deferred EMI Price” for the conveyance of the Remaining EMI Interests to MP EMI LLC.
2.3Releases Relating to EMI.
(a)Releases. Effective immediately upon ABLT’s conveyance of the Remaining EMI Interests to MP EMI, LLC and the payment under Section 1.1(a) above, ABLT shall be removed as a member of EMI, as set forth in the Assignment. Except as provided in this Agreement and the Assignment, the Parties fully and finally release each other from any and all obligations under the February 1, 2019, Amended and Restated Operating Agreement of EMI (the “EMI Operating Agreement”).
(b)EMI Expense Allocation. Except as provided herein, A&B shall be responsible for its share of expenses and obligations that accrued under the EMI Operating Agreement with respect to ABLT's membership interest arising prior to the Effective Date, and Mahi Pono shall be solely responsible for all such expenses and obligations accruing under the EMI Operating Agreement arising from and after the Effective Date, other than with respect to any liabilities in connection with the cash balance defined benefit pension plan covering EMI employees or any liabilities in connection with any existing workers compensation insurance claims. Ongoing EMI expenses payable under Exhibit A to the EMI Operating Agreement shall be prorated as of the Effective Date. To the extent such expenses can practically be determined prior to the Effective Date, ABLT shall pay its share of such expenses on the Effective Date. ABLT’s share of any expenses for the month in which the Effective Date occurs that cannot be determined on the Effective Date shall be paid by ABLT as soon as reasonably practical thereafter and in any event no later than the end of the calendar month following the Effective Date.
(c)A&B Responsibility for Pre-2018 PSA Closing Date Liabilities of EMI. Notwithstanding the foregoing and except as otherwise expressly provided in Sections 2.4 and 2.5, ABLT and A&B shall retain sole responsibility for and discharge the Retained Liabilities with respect to EMI, including all expenses and financial obligations relating to the Retained Liabilities, without contribution from MP EMI, LLC or Mahi Pono. For the avoidance of doubt, the term “Retained Liabilities” refers to the liabilities and obligations retained by ABLT and/or A&B in Section 12.2 of the 2018 PSA and paragraph (j) of Exhibit A to the EMI Operating Agreement.
2.4Pursuit of State Leases and Pending and Future EMI-Related Litigation.  From and after the Effective Date, MP EMI, LLC shall be solely responsible for the direction and management of EMI’s maintenance of interim revocable permits and the pursuit of State Leases as described in the EMI Operating Agreement including any and all existing or future litigation, appeals, administrative proceedings before the Board of Land & Natural Resources, Commission on Water Resource Management or other governmental boards, commissions, agencies or authorities, or other legal challenges or actions relating thereto or to EMI’s operation of its water diversion and transmission system, including without limitation the contested case before the Board of Land & Natural Resources that was initiated in 2001 and that is identified as In the Matter of the Contested Case Hearing Regarding Water Licenses at Honomanu, Keanae, Nahiku, and Huelo, Maui, DLNR File No. 01-05-MA and litigation pertaining to the EMI Operating Agreement or to the acquisition of EMI pursuant to the 2018 PSA (collectively “Actions”), provided however that the Actions shall not include the case identified as Carmichael v. Board of Land & Natural Resources, Civil No. 15-1-0650-04 JPC (Haw. 1st Cir.) including any appeals of such case (“Carmichael Case”). MP EMI, LLC will be solely responsible for EMI's costs to fund defense or prosecution of the Actions to the extent the costs are incurred on and after the Effective Date. A&B shall be responsible for its share of EMI’s

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costs as outlined in the EMI Operating Agreement to fund the defense or prosecution of the Actions to the extent the costs are incurred prior to the Effective Date. For avoidance of doubt, from and after the Effective Date ABLT and A&B shall remain solely responsible for the management, direction and costs of the Carmichael Case and any judgment or attorneys' fees awarded in the Carmichael Case.
2.5Indemnities Related to Actions.
(a) If now or in the future A&B or any affiliate of A&B is a party in any of the Actions as defined in Section 2.4, Mahi Pono shall, at its expense, defend A&B or such affiliate in all such Actions and indemnify and hold A&B or such affiliate harmless from and against any losses or liabilities (including awards of attorneys’ fees or costs) incurred by or imposed upon A&B or such affiliate in any such Actions.
(b)  Notwithstanding the foregoing, A&B shall remain solely responsible for costs, fees, losses, liabilities, or monetary judgments (if any) against A&B entered in the Carmichael Case, and A&B shall, at its expense, defend and indemnify Mahi Pono and EMI from any costs, fees, losses, liabilities, or monetary judgments entered in the Carmichael Case.
(c) A&B and Mahi Pono each agree that they will not assert any type of claims, including crossclaims or third-party claims, against each other in any Actions. Mahi Pono shall not cause EMI to assert any type of claims, including crossclaims or third-party claims, against A&B in any Actions, and A&B shall not assert any type of claims, including crossclaims or third-party claims, against EMI in any Actions.
(d)  The Parties shall each cooperate reasonably in the other’s defense, prosecution or settlement of any Actions or the Carmichael Case, provided that this obligation to cooperate shall not require the cooperating Party to incur material expense or liabilities. To the extent EMI is awarded legal fees and/or costs, including without limitation recovery of any fees and costs paid, in any Action for fees and costs that were incurred for the period prior to the Effective Date, the amounts collected on that award will be allocated between A&B and MP EMI LLC consistent with how they originally funded the fees and costs covered by the award.
ARTICLE 3

TERMINATION OF OBLIGATIONS
3.1Termination of Obligations and Release. Except as provided in this Agreement, in consideration of the payments provided above and the other promises and undertakings of A&B and Mahi Pono in this Agreement, the Parties agree that they shall fully and finally release each other from certain remaining obligations and liabilities provided under (a) the 2018 PSA, and (b) the 2021 PSA as follows: (a) all obligations to pay Rebates under Section 2.7 of the 2018 PSA, including any Rebates alleged or claimed to have become due or payable prior to the Effective Date; (b) all obligations to complete remedial environmental actions with respect known environmental conditions or environmental conditions that are identified within 5 years after closing under Section 12.14 of the 2018 PSA or Section 12.12 of the 2021 PSA; (c) all obligations regarding well pump repairs under Section 12.16 of the 2018 PSA; (d) all obligations to undertake or complete subdivisions of certain lands subject to Condominiums as set forth in Section 3.2 of the 2018 PSA; (e) all obligations of ABI under the Parent Guaranty it made pursuant to Section 2.8 of the 2018 PSA; (f) the obligations under Section 3.8 of the 2018 PSA (USFWS Indemnity); (g) the obligations under Section 10.1 of the 2018 PSA (Representations and Warranties of Seller); (h) the obligations under Section 11.1 of the 2018 (Representations and Warranties of Buyer); and (i) the Restricted Land Easements which prohibit non-agricultural

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uses without Seller's consent for a period of twelve (12) years after the Closing Date pursuant to Section 3.7 of the 2018 PSA.
3.2Surviving Obligations. Except as expressly terminated in Section 3.1 of this Agreement, the terms, conditions and obligations of the Parties in the 2018 PSA, 2021 PSA, and Closing Documents remain unchanged and shall continue in full force and effect.
ARTICLE 4

SURRENDER AND TERMINATION OF EASEMENTS
4.1 Termination of Agricultural Conservation Easements. At the closing under the 2018 PSA, certain lands conveyed to MPH Subsidiaries were subjected to the easements restricting use of those lands that are listed in Exhibit A. Upon the Effective Date A&B and Mahi Pono agree to execute and record terminations and releases of those easements in the form attached hereto as Exhibit E.
4.2Termination of A&B Exclusive Easements for Environmental Matters. At the closing under the 2018 PSA, A&B retained certain easements that are listed in Exhibit B. Upon the Effective Date A&B and Mahi Pono agree to execute and record terminations and releases of those easements in the form attached hereto as Exhibit F.
4.3Recording Costs. The costs of recording the terminations and releases under this Article 4 shall be shared equally between the Parties.
ARTICLE 5

TRANSITION OF ONGOING ENVIRONMENTAL WORK
5.1    Assignment of Environmental Consultant Contracts. A&B has entered into the contracts with certain consultants to perform work relating to environmental remediation activities under Section 12.14 of the 2018 PSA and Section 12.12 of the 2021 PSA (the “Environmental Consultant Contracts”) listed on Exhibit D and has provided copies of all Environmental Consultant Contracts to Mahi Pono, LLC. On the Effective Date A&B shall assign each of those contracts to Mahi Pono, LLC. A&B shall be responsible for all fees and costs payable under the Environmental Consultant Contracts accruing prior to the Effective Date, and Mahi Pono, LLC shall be responsible for all fees and costs accruing under the Environmental Consultant Contracts from and after the Effective Date. A&B shall make reasonable efforts to cause the consultants under those agreements to separately invoice all amounts due for the period prior to the Effective Date as soon as practical.
5.2    A&B's Representation. A&B represents to Mahi Pono that it has not received written notice from any governmental authority claiming or asserting that (i) the CPR Carve-Out Parcels (as defined in the 2018 PSA) are currently in violation of Hazardous Materials Laws, or (2) A&B has not intentionally withheld from Mahi Pono any documentation regarding the presence of Hazardous Materials within the areas covered by the A&B Exclusive Easements for Environmental Matters.

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ARTICLE 6

MISCELLANEOUS
6.1Notices. Any notice required or permitted to be given under this Agreement shall be in writing and sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows, and shall be deemed to have been given upon the date of delivery (or refusal to accept delivery) as indicated on the return receipt:
If to A&B:    Alexander & Baldwin, LLC
    822 Bishop Street
    Honolulu, Hawaii 96813
    Attention: Lance Parker
    Email: [...]

    And to:

    Alexander & Baldwin, LLC
    822 Bishop Street
    Honolulu, Hawaii 96813
    Attention: Scott Morita
    Email: [...]

with a copy to:    Cades Schutte LLP
    1000 Bishop Street, 12th Floor
    Honolulu, Hawaii 96813
    Attention: Rick Kiefer
    Email: [...]

If to Mahi Pono:    Mahi Pono Holdings, LLC
    P.O. Box 1104
    Puunene, Hawaii 96784
    Attention: Ceil W. Howe III
    Email: [...]

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with a copy to:    Carlsmith Ball LLP
    1001 Bishop Street, Suite 2100
    Honolulu, Hawaii 96813
    Attention: Managing Partner

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.
6.2 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns.
6.3Amendments. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.
6.4Interpretation & Certain Definitions. Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.
6.5Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii.
6.6Interest. Amounts due hereunder that are not paid when due shall bear interest at the rate of eight percent (8%) per year from the date due until paid in full.
6.7Joint and Several Liability. The liabilities of A&B as defined herein for compliance with and the performance of all the terms, covenants and conditions of this Agreement shall be joint and several as amongst all such corporations and business entities comprising A&B. The liabilities of Mahi Pono as defined herein for compliance with and the performance of all the terms, covenants and conditions of this Agreement shall be joint and several as amongst all such corporations and business entities comprising Mahi Pono.
6.8Alternative Dispute Resolution. The parties will attempt to resolve any dispute arising out of or relating to this Agreement through negotiations amongst the Parties.
6.9Time of the Essence. Time is of the essence of this Agreement.
6.10Execution. This Agreement may be executed in counterparts and signatures delivered by electronic means or fax transmission shall be valid and binding for all purposes.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first above written.

ALEXANDER & BALDWIN, LLC, SERIES R

By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	President and CEO

By:	/s/ Meredith J. Ching
Name:	Meredith J. Ching
Title:	Senior Vice President

ALEXANDER & BALDWIN, LLC, SERIES T

By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	President and CEO

By:	/s/ Clayton Chun
Name:	Clayton Chun
Title:	CFO and Treasurer

A & B PROPERTIES HAWAII, LLC, SERIES R

By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	President and CEO

By:	/s/ Meredith J. Ching
Name:	Meredith J. Ching
Title:	Vice President

A & B PROPERTIES HAWAII, LLC, SERIES T

By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	President and CEO

By:	/s/ Clayton Chun
Name:	Clayton Chun
Title:	CFO and Treasurer

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ALEXANDER & BALDWIN, INC.

By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	President and CEO

By:	/s/ Meredith J. Ching
Name:	Meredith J. Ching
Title:	Executive Vice President

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MAHI PONO HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Ceil W. Howe III
Name:	Ceil W. Howe III
Title:	Chief Executive Officer

MP EMI, LLC,
a Delaware limited liability company

By:	Mahi Pono Holdings, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Ceil W. Howe III
	Name:	Ceil W. Howe III
	Title:	Chief Executive Officer

MP CENTRAL A, LLC,
a Delaware limited liability company

By:	Mahi Pono Holdings, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Ceil W. Howe III
	Name:	Ceil W. Howe III
	Title:	Chief Executive Officer

MP CENTRAL B, LLC,
a Delaware limited liability company

By:	Mahi Pono Holdings, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Ceil W. Howe III
	Name:	Ceil W. Howe III
	Title:	Chief Executive Officer

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MP CPR, LLC,
a Delaware limited liability company

By:	Mahi Pono Holdings, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Ceil W. Howe III
	Name:	Ceil W. Howe III
	Title:	Chief Executive Officer

MP EAST A, LLC,
a Delaware limited liability company

By:	Mahi Pono Holdings, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Ceil W. Howe III
	Name:	Ceil W. Howe III
	Title:	Chief Executive Officer

MP EAST B, LLC,
a Delaware limited liability company

By:	Mahi Pono Holdings, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Ceil W. Howe III
	Name:	Ceil W. Howe III
	Title:	Chief Executive Officer

MP WEST, LLC,
a Delaware limited liability company

By:	Mahi Pono Holdings, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Ceil W. Howe III
	Name:	Ceil W. Howe III
	Title:	Chief Executive Officer

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MP CMF, LLC,
a Delaware limited liability company

By:	Mahi Pono Holdings, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Ceil W. Howe III
	Name:	Ceil W. Howe III
	Title:	Chief Executive Officer

MP KULOLIO RANCH, LLC,
a Delaware limited liability company

By:	Mahi Pono Holdings, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Ceil W. Howe III
	Name:	Ceil W. Howe III
	Title:	Chief Executive Officer

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